UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2007

LAKE AREA CORN PROCESSORS, LLC

(Exact name of small business issuer as specified in its charter)

South Dakota	0-50254	46-0460790
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

46269 SD Highway 34

P.O. Box 100

Wentworth, South Dakota 57075

(Address of principal executive offices)

(605) 483-2676

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

We decided to change the Company’s independent registered public accountants, and accordingly dismissed Eide Bailly, LLP (“Eide Bailly”) on January 8, 2007.  Eide Bailly’s reports on the Company’s financial statements from the Company’s inception, including the past two years, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change independent registered public accountants was recommended and approved by the Company’s audit committee.

There were no disagreements with Eide Bailly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Eide Bailly’s satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The Company has provided Eide Bailly with the contents of this current report on Form 8-K and has requested that Eide Bailly furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by us in this report, and if not, stating the respects in which it does not agree.  A copy of the letter from Eide Bailly to the Securities and Exchange Commission is filed as Exhibit 16.1 hereto.

On January 8, 2007, we engaged McGladrey & Pullen, LLP as our new independent registered public accountant to audit our financial statements.  This engagement was approved by our audit committee.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

16.1         Letter from Eide Bailly, LLP dated as of January 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE AREA CORN PROCESSORS, LLC

January 10, 2007	/s/ Brian Woldt
Date	Brian Woldt, Chief Financial Officer